Exhibit 99

First Commonwealth
Financial Corporation
22 N. 6th Street
Indiana, Pennsylvania 15701
724-349-7220 Phone
Joseph E. O’Dell	724-349-6427 Fax
President and Chief Executive Officer	www.fcbanking.com

August 9, 2006

Dear Shareholder:

First Commonwealth Financial Corporation (NYSE:FCF) reported net income of $12.2 million for the second quarter of 2006 compared to net income of $17.8 million for the second quarter of 2005. Basic and diluted earnings per share were $0.18 for the second quarter of 2006 compared to $0.26 for the comparable period of 2005.  Return on equity was 9.39% and return on assets was 0.83% for the second quarter of 2006 compared to 13.55% and 1.15% respectively for the second quarter of 2005.  The decrease in net income in the second quarter 2006 was due in large part to certain gains that were included in the second quarter of 2005 results.  The second quarter of 2005 included a $3.1 million pre-tax gain on the sale of a branch office ($2.0 million after tax) and a $2.0 million gain on the sale of First Commonwealth’s merchant services business ($1.3 million after tax).  Additionally, net interest income was $2.3 million lower in the second quarter 2006 than that of the 2005 period.  The provision for credit losses increased $1.3 million in the second quarter of 2006 compared to the second quarter of 2005 largely due to the deterioration of a single large commercial loan. Total other expenses declined $1.9 million in the second quarter 2006 when compared to the second quarter of 2005.

Net income for the first six months of 2006 was $25.2 million compared to $33.1 million for the same period of 2005.  The decline of net income resulted primarily from the reduction in net interest income as well as the inclusion of the gains mentioned above in the results for the six months of 2005.  The provision for credit losses increased $462 thousand in the first six months of 2006 compared to the same period of 2005 largely as the deterioration of a large commercial loan offset some improvements experienced elsewhere in the loan portfolio.  Total other expenses declined $2.5 million in the first six months of 2006 when compared to the first six months of 2005.  Basic and diluted earnings per share were $0.36 for the six months of 2006 compared to $0.48 and $0.47 respectively for the six months of 2005.  Return on equity and return on assets for the six months ended June 30, 2006 were 9.67% and 0.85% compared to 12.51% and 1.07% respectively in the 2005 period.

The community office network optimization plan continues with new office openings in designated best-growth markets and with additional strategic locations in various stages of development.  The plan will be augmented with the acquisition of Laurel Capital Group, Inc. that is scheduled to close on August 28, 2006.  Laurel will add eight community offices (7 in Allegheny County and 1 in Butler County) to our footprint bringing the total offices to 109.

May 26, 2006 saw the end of an era with the passing of E. James Trimarchi, the founding President and Chief Executive Officer and long time Chairman of the Board of First Commonwealth Financial Corporation. Jim was a man of vision, talent and compassion who shared his gifts freely with those of us fortunate enough to have known and worked with him over the years.  While he will be greatly missed by all those he touched, his presence will continue to shape the organization he built and loved dearly.

I again want to acknowledge the dedication of the over 1,600 people that have chosen to work at First Commonwealth and also to thank all of our shareholders for their continued support and confidence.

Sincerely,

The following tables provide you with consolidated selected financial data of First Commonwealth at and for the quarter ended June 30, 2006.  You should read this information along with the consolidated financial statements of First Commonwealth and the accompanying notes included in its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report on Form 10-Q for the quarter ended June 30, 2006, which are available to the public over the Internet at the Corporation’s website at http://www.fcbanking.com or from the company upon request to the attention of the Corporate Secretary.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended June 30,		For the 6 Months Ended June 30,

	2006	2005	2006	2005

Interest income	$81,693	$77,540	$161,474	$153,177
Interest expense	40,400	33,900	78,734	64,605

Net interest income	41,293	43,640	82,740	88,572
Provision for credit losses	4,298	3,000	5,206	4,744

Net interest income after provision for credit losses	36,995	40,640	77,534	83,828
Net securities gains	19	0	82	485
Trust income	1,481	1,456	2,875	2,781
Service charges on deposits	4,144	4,009	8,013	7,549
Gain on sale of branch	0	3,090	0	3,090
Gain on sale of merchant services business	0	1,991	0	1,991
Insurance commissions	595	903	1,314	1,743
Income from bank owned life insurance	1,414	1,355	2,789	2,676
Merchant discount income	0	882	0	1,721
Card related interchange income	1,391	1,216	2,689	2,303
Other income	2,022	2,247	3,600	4,250

Total other income	11,066	17,149	21,362	28,589
Salaries and employee benefits	17,235	17,864	36,592	36,162
Net occupancy expense	2,785	2,715	6,187	5,707
Furniture and equipment expense	2,915	2,759	5,682	5,629
Data processing expense	820	981	1,615	1,920
Pennsylvania shares tax expense	1,358	1,237	2,708	2,503
Intangible amortization	566	566	1,131	1,131
Other operating expense	7,543	8,950	14,900	17,413

Total other expenses	33,222	35,072	68,815	70,465

Income before income taxes	14,839	22,717	30,081	41,952
Applicable income taxes	2,613	4,879	4,917	8,895

Net income	$12,226	$17,838	$25,164	$33,057

Average shares outstanding	69,653,432	69,129,387	69,562,078	69,237,454
Average shares outstanding assuming dilution	70,037,609	69,693,693	69,978,210	69,858,133
Per Share Data:
Basic earnings per share	$0.18	$0.26	$0.36	$0.48
Diluted earnings per share	$0.17	$0.26	$0.36	$0.47
Cash dividends per share	$0.170	$0.165	$0.340	$0.330

	JUNE 30, 2006	DEC 31, 2005

Assets
Cash and due from banks on demand	$89,688	$84,555
Interest-bearing bank deposits	905	473
Federal funds sold	0	1,575
Securities available for sale, at market	1,681,139	1,851,986
Securities held to maturity, at amortized cost
(Market value $83,400 in 2006 and $89,804 in 2005)	82,720	87,757
Loans held for sale	4,436	1,276
Loans:
Portfolio loans	3,680,070	3,623,102
Unearned income	(83)	(119)
Allowance for credit losses	(39,020)	(39,492)

Net loans	3,640,967	3,583,491
Premises and equipment	63,832	60,860
Other real estate owned	1,930	1,655
Goodwill	122,702	122,702
Amortizing intangibles, net	14,120	15,251
Other assets	222,947	214,739

Total assets	$5,925,386	$6,026,320

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	JUNE 30, 2006	DEC 31, 2005

Liabilities
Deposits (all domestic):
Noninterest-bearing	$507,021	$491,644
Interest-bearing	3,491,784	3,504,908

Total deposits	3,998,805	3,996,552
Short-term borrowings	654,315	665,665
Other liabilities	38,662	43,314
Subordinated debentures	108,250	108,250
Other long-term debt	613,991	691,494

Total long-term debt	722,241	799,744

Total liabilities	5,414,023	5,505,275
Shareholders’ Equity
Common stock $1 par value per share	71,978	71,978
Additional paid-in capital	172,707	173,967
Retained earnings	319,740	318,569
Accumulated other comprehensive income (loss)	(23,515)	(9,655)
Treasury stock	(16,947)	(20,214)
Unearned ESOP shares	(12,600)	(13,600)

Total shareholders’ equity	511,363	521,045

Total liabilities and shareholders’ equity	$5,925,386	$6,026,320

Shares issued	71,978,568	71,978,568
Shares outstanding	70,636,584	70,377,916
Treasury shares	1,341,984	1,600,652
Book value per share	$7.24	$7.40
Market value per share	$12.70	$12.93

Asset Quality Data At June 30,

	2006	2005

Loans on nonaccrual basis	$14,785	$11,149
Past due more than 90 days	15,928	15,258
Renegotiated loans	166	179

Total nonperforming loans	$30,879	$26,586
Loans outstanding at end of period (a)	$3,684,423	$3,601,314
Average loans outstanding (year-to-date) (a)	$3,650,784	$3,568,436
Allowance for credit losses	$39,020	$41,404
Nonperforming loans as percent of total loans	0.84%	0.74%
Net charge-offs (year-to-date)	$4,291	$4,403
Reduction in allowance for credit losses due to transfer of credit to held for sale	$1,387	$0
Net charge-offs as percent of average loans (annualized)	0.31%	0.25%
Allowance for credit losses as percent of average loans outstanding	1.07%	1.16%
Allowance for credit losses as percent of nonperforming loans	126.36%	155.74%
Other real estate owned	$1,930	$1,226

(a) Includes loans held for sale

Profitability Ratios

	For the Quarter Ended June 30,		For the 6 Months Ended June 30,

	2006	2005	2006	2005

Return on average assets	0.83%	1.15%	0.85%	1.07%
Return on average equity	9.39%	13.55%	9.67%	12.51%
Efficiency ratio (FTE) (b)	59.36%	54.64%	61.84%	56.90%
Fully tax equivalent adjustment	$3,608	$3,404	$7,178	$6,671

(b) Efficiency ratio is “total other expenses” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total other income.”

First Commonwealth Financial Corporation	Mail Address:
Old Courthouse Square	P.O. Box 400
22 North Sixth Street	Indiana PA 15701-0400
Indiana PA 15701
Telephone: 724-349-7220	Website: www.fcbanking.com

INVESTOR INFORMATION

STOCK LISTING:  First Commonwealth Financial Corporation common stock is listed on The New York Stock Exchange and is traded under the symbol FCF.

For assistance regarding a change in shareholder account registration, replacing lost stock certificates/dividend checks, or an address change, please contact First Commonwealth’s transfer agent listed below (for directly registered accounts only).   The Bank of New York’s website also provides information regarding online Individual Account Access.  If shares are held through a brokerage firm (street name accounts), please contact the broker if there are questions regarding an account.

THE BANK OF NEW YORK	Investor Services Department	Toll Free: 1-800-524-4458
	P.O. Box 11258	Website: www.stockbny.com
New York, NY 10286-1258

DIVIDEND REINVESTMENT PLAN:  First Commonwealth Financial Corporation offers a direct purchase and dividend reinvestment plan, First Commonwealth Stock Direct, administered by The Bank of New York.  The plan allows both directly registered shareholders and interested first-time investors to purchase First Commonwealth common stock without the customary brokerage expenses and also to automatically reinvest cash dividends paid on the common stock.  Purchases made through the Plan with reinvested dividends receive a 10% discount on the fair market price (on shareholder accounts directly held with the Bank of New York).  For more information, please visit our website at www.fcbanking.com (click on “Investor Relations”).  A copy of the plan prospectus and enrollment form may also be downloaded through The Bank of New York’s website, www.stockbny.com (under “Company Facts & Forms”, click on “Company List”, then “First Commonwealth”); and copies may also be requested from The Bank of New York by phone or mail.

DIRECT DEPOSIT OF DIVIDENDS:  Direct deposit of dividend payments to a checking or savings account is also available. To enroll, please call The Bank of New York for an Authorization Form (completed forms must be received by The Bank of New York 30 days prior to the dividend payment date).

INVESTOR/SHAREHOLDER INQUIRIES:  Request for information or assistance regarding the Corporation should be directed to the attention of Shareholder Relations at the Corporate Office in Indiana, PA 1-800-331-4107.

FORWARD LOOKING STATEMENTS:  The enclosed shareholder communication contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties.  Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to:  the timing and magnitude of changes in interest rates; changes in accounting principles, policies, or guidelines:  changes in regional, national and global economic conditions; changes in regulatory requirements, and significant changes in the securities markets.  Consequently, all forward-looking statements made in this shareholder communication are qualified by these cautionary statements and the cautionary language in First Commonwealth’s most recent documents filed with the Securities and Exchange Commission.